Exhibit 99.1

News Release

Contact: Katie Reinsmidt, Executive Vice President - Chief Operating Officer, 423.490.8301, Katie.Reinsmidt@cblproperties.com

CBL PROPERTIES ACQUIRES FOUR DOMINANT ENCLOSED REGIONAL MALLS IN DYNAMIC AND GROWING MARKETS FOR $178.9M

Acquisition is Highly Accretive to CBL’s Run-Rate Cash Flow Per Share

Modification of Existing Non-Recourse Bank Loan to Include Acquired Properties Significantly Extends CBL’s Maturity Profile and Reduces Floating Rate Exposure

CHATTANOOGA, Tenn. (July 29, 2025) – CBL Properties (NYSE:CBL) today announced that it has acquired four dominant enclosed regional malls for $178.9 million from Washington Prime Group. The malls include Ashland Town Center in Ashland, KY, Mesa Mall in Grand Junction, CO, Paddock Mall in Ocala, FL, and Southgate Mall in Missoula, MT. This acquisition reinforces CBL’s position as the preeminent owner and manager of successful enclosed malls in dynamic and growing middle markets.

“We are thrilled to add these four dominant enclosed malls to the CBL portfolio,” said Stephen D. Lebovitz, CEO of CBL Properties. “Each property fits perfectly within our existing portfolio. They enhance CBL’s operating metrics, augmenting sales and occupancy and offer both near- and long-term growth opportunities.”

The transaction represents significant progress in the execution of CBL’s portfolio optimization strategy – to redeploy proceeds from non-core asset sales into stable and growing assets that generate immediate accretion to CBL’s portfolio cash yield. In 2024 and year-to-date in 2025, CBL has completed sales of more than $241 million in non-core malls, open-air centers and outparcels. Most recently, CBL closed the $83.1 million sale of The Promenade, a premier power center in D’Iberville, MS, at an attractive single-digit cap rate. Additional open-air center dispositions are planned for the near-term, which will generate attractively priced capital from an undervalued segment of CBL’s portfolio.

Lebovitz added, “This transaction exemplifies our ability to strategically leverage the attractive valuations of our high-quality open-air and outparcel portfolio to fund investments in market-dominant enclosed malls. Each of these newly acquired assets enjoys strong market positioning and both near and long-term growth potential. The acquisition is immediately accretive to CBL’s cash flow per share and FFO, and moderately deleveraging to our balance sheet. Additionally, the scalability of our existing platform allows for seamless integration of the properties into our existing portfolio, further enhancing the financial benefits of the transaction. Growing cash flow through our portfolio optimization strategy remains a top priority as we continue to focus on delivering strong returns to our shareholders.”

Concurrently with the transaction close, CBL completed a modification and extension of its existing $333.0 million non-recourse outparcel and open-air center loan with Beal Bank USA, which was scheduled to initially mature in June 2027, with one, two-year extension option. The loan was modified to include the acquisition properties, increasing the principal balance by $110.0 million to approximately $443.0 million and providing for a seven-year term, comprised of an initial maturity in October 2030, with one, two-year extension option for a final maturity in October 2032. For the initial five-year term, the new interest-only loan will bear a fixed interest rate of 7.70% on a principal balance of approximately $368.0 million and a floating interest rate of SOFR plus 410 basis points on the remaining balance of approximately $75.0 million. The interest rate on the full principal balance will convert to the floating rate after the initial term.

“We are pleased to further our relationship with Beal Bank through this transaction,” said Ben Jaenicke, EVP - CFO of CBL Properties. “This financing strengthens our balance sheet by extending our maturities, reducing interest rate risk, and locking in the attractive returns and cash flow generation from the four-mall acquisition.”

Matt Hart of CSG Investments, Inc. noted, “On behalf of our broader team at Beal Bank USA, we are delighted to have this opportunity to expand and extend our support for CBL and their growing portfolio of market-dominant retail properties.”

Additional information on the transaction is available in the Investor Relations - Presentations section of CBL’s website: CBL Properties - Investor Relations - Reports, Presentations & Webcasts

About Ashland Town Center

Ashland Town Center is a single-level enclosed regional shopping mall located in Ashland, Kentucky, along U.S. Highway 23 near downtown. Opened in 1989, the mall spans over 420,000 square feet and features more than 70 retailers and restaurants, including major anchors such as JCPenney, Belk (Women & Kids and Men & Home), TJ Maxx, Ulta Beauty, and Five Below. The center has undergone several renovations over the years, including a major redevelopment in the late 2000s that added a new JCPenney prototype store and updated amenities. The mall also includes popular dining options like Olive Garden and Slim Chickens and serves as a dominant retail destination in the region, attracting millions of visitors annually.

About Mesa Mall

Mesa Mall is the largest indoor shopping center in western Colorado, located in Grand Junction at the intersection of U.S. Highway 6 and 50. Spanning over 733,000 square feet, the mall features more than 120 stores and services, making it the premier retail destination between Denver and Salt Lake City. Anchored by major national retailers including Cabela’s, Dillard’s, JCPenney, Target, HomeGoods, and Dick’s Sporting Goods, Mesa Mall offers a diverse mix of shopping, dining, and entertainment options. Originally developed in 1980, the mall has undergone several redevelopments to modernize its offerings and maintain its dominant position in the market.

About Paddock Mall

Paddock Mall is a single-level enclosed shopping center located in Ocala, Florida, and is the only enclosed mall in Marion County. Strategically situated on an 82-acre site along State Road 200 near I-75, Paddock Mall serves as a key retail hub for the region. Opened in 1980, the mall spans approximately 550,000 square feet and features over 90 stores and restaurants. Paddock Mall is anchored by JCPenney, Macy’s, and Belk, with a fourth anchor space—formerly Sears—under redevelopment as the Paddock Market

About Southgate Mall

Southgate Mall is the largest enclosed shopping center in western Montana, located in the vibrant and growing city of Missoula. Strategically situated along U.S. Highway 93 and South Avenue near the University of Montana campus, Southgate Mall has long served as a central retail and entertainment hub for the region. Opened in 1978, the mall spans approximately 546,000 square feet and features over 85 stores and restaurants. It is anchored by AMC Theatres, Scheels All Sports, and Dillard’s (Women’s and Men & Children) stores.

About Beal Bank USA

Beal Bank USA (Member FDIC and Equal Housing Lender), headquartered in Las Vegas, Nevada, has assets of approximately $16.9 billion as of June 2025. The Bank has a well-earned reputation as a stable, strongly-capitalized financial institution.

About CBL Properties

Headquartered in Chattanooga, TN, CBL Properties owns and manages a national portfolio of market-dominant properties located in dynamic and growing communities. CBL’s owned and managed portfolio is comprised of 89 properties totaling 55.4 million square feet across 22 states, including 55 high-quality enclosed malls, outlet centers and lifestyle retail centers as well as more than 30 open-air centers and other assets. CBL seeks to continuously strengthen its company and portfolio through active management, aggressive leasing and profitable reinvestment in its properties. For more information visit cblproperties.com

Information included herein contains “forward-looking statements” within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including without limitation the Company’s Annual Report on Form 10-K and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included therein, for a discussion of such risks and uncertainties.

-END-